UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2008

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code)516-683-6000

(Former Name or Former Address, if Changed Since Last Report)N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On September 17, 2008, the Board of Directors of Lifetime Brands, Inc. (the “Company”) committed to a plan to: (i) Close all 53 of the Company’s remaining outlet retail stores, and (ii) Close the Company’s York, Pennsylvania distribution center in 2009. A copy of the Company’s press release announcing the plan is attached as Exhibit 99.1.

The Company expects that it will record pre-tax charges related to the plan of up to $22.5 million consisting of the following (in thousands):

Lease obligations	$11,000
Asset impairment charges	7,500
Employee related expenses	2,000
Consulting expenses	2,000
Total	$22,500

Item 2.06. Material Impairments

The disclosure contained in “Item 2.05. Costs Associated with Exit or Disposal Activities” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.06.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 22, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer
and Chief Financial Officer

Date: September 22, 2008